Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December 5, 2025, relating to the consolidated financial statements and financial statement schedules of SRx Health Solutions Inc., which are part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants
Vancouver, Canada

December 10, 2025